Exhibit 32

             SECTION 906 CERTIFICATION PURSUANT TO 18 U.S.C. ss.1350

      I, Dennis G. Sullivan, hereby certify that, to the best of my knowledge, the periodic report being filed herewith containing financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in said periodic report fairly presents, in all material respects, the financial condition and results of operations of Middlesex Water Company for the period covered by said periodic report.


                                                 /s/ Dennis G. Sullivan
                                                 -------------------------------
                                                     Dennis G. Sullivan
                                                     Chief Executive Officer

Date:  April 13, 2004